Exhibit 99.1

Supernus Schedules Conference Call to Present Results of

Phase IIb Clinical Trial of SPN-812 in Children with ADHD

ROCKVILLE, Md., October 10, 2016 — Supernus Pharmaceuticals, Inc. (NASDAQ:SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that, on Tuesday, October 11, 2016, prior to the market open, it will report the results of its Phase IIb dose-ranging clinical trial of SPN-812 in children for the treatment of attention deficit hyperactivity disorder (ADHD).

Supernus will hold a conference call with slides on Tuesday, October 11, 2016, at 9:00 a.m. ET to discuss the topline results of the clinical trial. The call will be hosted by Jack Khattar, President and Chief Executive Officer, and Greg Patrick, Vice President and Chief Financial Officer.

Conference Call Details

Presentation slides will be available via this webcast link. A question and answer session with the Supernus management team will follow the company’s remarks.

Please refer to the information below for conference call dial-in information and webcast registration. Callers should dial in approximately 10 minutes prior to the start of the call.

Date and time:	Tuesday, October 11, 2016, 9:00 a.m. ET

Conference dial-in:	(877) 288-1043

International dial-in:	(970) 315-0267

Conference ID:	93788624

Conference Call Name:	Supernus Pharmaceuticals SPN-812 Phase IIb Topline Results

Webcast link:	Click here

Following the live call, a replay will be available on the company’s website, www.supernus.com, under ‘Investors’.

About SPN-812

SPN-812 is a selective norepinephrine reuptake inhibitor that Supernus is developing as a novel non-stimulant for the treatment of ADHD. The active ingredient in SPN-812, viloxazine hydrochloride, has an extensive safety record in Europe, where it was previously marketed for many years as an antidepressant.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management’s current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products; the Company’s ability to increase its net revenue; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s SEC filings made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:

Jack A. Khattar, President and CEO
Gregory S. Patrick, Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

Or

Investor Contact:
Peter Vozzo
Westwicke Partners
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com